Exhibit 99.3
Audited consolidated financial statements of AMCI II Acquisition Corp. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
LanzaTech Global, Inc. (formerly known as AMCI Acquisition Corp. II)
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of LanzaTech Global, Inc. (formerly known as AMCI Acquisition Corp. II) (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY
March 28, 2023

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
Assets:
Current assets:
Cash	$6,671	$343,399
Prepaid expenses – current	190,645	337,534
Total current assets	197,316	680,933
Prepaid expenses – long-term	—	184,812
Investments held in trust account	152,296,551	150,006,015
Total Assets	$152,493,867	$150,871,760

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$2,494,997	$85,534
Accrued expenses	2,257,059	229,733
Due to related party	1,374,000	49,723
Capital base tax payable	394,311	198,129
Franchise tax payable	43,552	188,237
Income tax payable	309,320
Total current liabilities	6,873,239	751,356
Deferred underwriting commissions	200,000	5,250,000
Derivative warrant liabilities	2,640,370	5,610,000
Total liabilities	9,713,609	11,611,356

Commitments and Contingencies (see Note 5)

Class A common stock subject to possible redemption, $0.0001 par value; 15,000,000 shares issued and outstanding at approximately $10.07 and $10.00 per share at redemption as of December 31, 2022 and 2021, respectively	151,113,633	150,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding as of December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; no non-redeemable shares issued or outstanding as of December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 3,750,000 shares issued and outstanding as of December 31, 2022 and 2021	375	375
Additional paid-in capital	—	—
Accumulated deficit	(8,333,750)	(10,739,971)
Total stockholders’ deficit	(8,333,375)	(10,739,596)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$152,493,867	$150,871,760
The accompanying notes are an integral part of these consolidated financial statements.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period from January 28, 2021 (inception) through December 31, 2021
General and administrative expenses	$5,923,760	$951,461
General and administrative expenses – related party	120,000	50,000
Capital base tax expense	246,182	198,129
Franchise tax expense	200,050	188,237
Loss from operations	(6,489,992)	(1,387,827)
Other income (expenses):
Change in fair value of derivative warrant liabilities	2,969,630	1,905,000
Gain from extinguishment of deferred underwriting commissions on public shares	171,700
Offering costs allocated to derivative warrant liabilities	—	(476,450)
Income from investments held in trust account	2,299,536	6,015
Income (loss) before income tax expense	(1,049,126)
Income tax expense	309,320
Net income(loss)	$(1,358,446)	$46,738

Weighted average shares outstanding of Class A common stock, basic and diluted	15,000,000	4,690,909
Basic and diluted net income (loss) per share, Class A common stock	$(0.07)	$0.01
Weighted average shares outstanding of Class B common stock, basic and diluted	3,750,000	3,750,000
Basic and diluted net income (loss) per share, Class B common stock	$(0.07)	$0.01
The accompanying notes are an integral part of these consolidated financial statements.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM JANUARY 28, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – January 28, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Excess cash received over the fair value of the private warrants	—	—	—	—	1,085,000	—	1,085,000
Forfeited shares	—	—	(562,500)	(56)	56	—	—
Contribution from Sponsor upon sale of founder shares to Anchor Investors	—	—	—	—	6,509,758	—	6,509,758
Accretion of Class A common stock subject to possible redemption amount	—	—	—	—	(7,619,383)	(10,786,709)	(18,406,092)
Net income	—	—	—	—	—	46,738	46,738
Balance – December 31, 2021	—	$—	3,750,000	$375	$—	$(10,739,971)	$(10,739,596)
Extinguishment of deferred underwriting commissions on public shares	—	—	0	—	4,878,300	—	4,878,300
Reclass from additional paid-in capital to accumulated deficit	—	—	—	—	(4,878,300)	4,878,300	—
Subsequent remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(1,113,633)	(1,113,633)
Net loss	—	—	—	—	—	(1,358,446)	(1,358,446)
Balance - December 31, 2022	—	$—	3,750,000	$375	$—	$(8,333,750)	$(8,333,375)
The accompanying notes are an integral part of these consolidated financial statements.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period from January 28, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$(1,358,446)	$46,738
Adjustments to reconcile net income (loss) to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B common stock	—	1,000
Change in fair value of derivative warrant liabilities	(2,969,630)	(1,905,000)
Gain from extinguishment of deferred underwriting commissions on public shares	(171,700)
Offering costs allocated to derivative warrant liabilities	—	476,450
Income from investments held in the trust account	(2,299,536)	(6,015)
Changes in operating assets and liabilities:
Prepaid expenses	331,701	155,454
Accounts payable	2,409,463	85,534
Due to related party	1,324,277	49,723
Accrued expenses	2,027,326	199,733
Capital based tax payable	196,182	198,129
Franchise tax payable	(144,685)	188,237
Income tax payable	309,320
Net cash used in operating activities	(345,728)	(510,017)

Cash Flows from Investing Activities
Cash deposited in trust account	—	(150,000,000)
Investment income released from trust account for payment of taxes	9,000
Net cash provided by (used in) investing activities	9,000	(150,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	—	1,000
Proceeds received from initial public offering, gross	—	150,000,000
Proceeds received from private placement	—	852,416
Net cash provided by financing activities	—	150,853,416

Net change in cash	(336,728)	343,399

Cash – beginning of the period	343,399	—
Cash – end of the period	$6,671	$343,399

Supplemental disclosure of noncash activities:
Offering costs paid by related party under note payable and advances	$—	$1,968,784
Offering costs included in accrued expenses	$—	$30,000
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$24,000
Prepaid expenses paid by related party under note payable and advances	$—	$677,800
Repayment of note payable and advances by Sponsor in exchange for issuance of private placement warrants	$—	$2,647,584
Deferred underwriting commissions in connection with the initial public offering	$—	$5,250,000
Value of Class B common stock transferred to Anchor Investors at initial public offering	$—	$6,509,758
Extinguishment of deferred underwriting commissions on public shares	$4,878,300	$—
The accompanying notes are an integral part of these consolidated financial statements.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations
LanzaTech Global, Inc., formerly known as AMCI Acquisition Corp. II prior to February 8, 2023 (the “Closing Date”) (the “Company”), was a blank check company incorporated as a Delaware corporation on January 28, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “business combination”).
Business Combination
On the Closing Date, the Company consummated the previously announced business combination pursuant to the terms of the Agreement and Plan of Merger (the “Closing”), dated as of March 8, 2022 (as amended on December 7, 2022, the “Merger Agreement”), by and among AMCI, AMCI Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and LanzaTech NZ, Inc., a Delaware corporation (“Legacy LanzaTech”). Pursuant to the Merger Agreement, on the Closing Date, (i) AMCI changed its name to “LanzaTech Global, Inc.” (“New LanzaTech”), and (ii) Merger Sub merged with and into Legacy LanzaTech, with Legacy LanzaTech as the surviving company in the Business Combination. After giving effect to such Business Combination, Legacy LanzaTech became a wholly owned subsidiary of New LanzaTech.
Pursuant to the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of common stock of Legacy LanzaTech (the “Legacy LanzaTech common stock”) was converted into the right to receive 4.374677 shares of common stock, par value $0.0001 per share, of New LanzaTech (the “Common Stock”); (ii) each warrant to purchase Legacy LanzaTech common stock that was outstanding and unexercised immediately prior to the Effective Time and would automatically be exercised or exchanged in full in accordance with its terms by virtue of the occurrence of the Business Combination, was automatically exercised or exchanged in full for the applicable shares of Legacy LanzaTech capital stock, and each such share of Legacy LanzaTech capital stock was treated as being issued and outstanding immediately prior to the Effective Time and was cancelled and converted into the right to receive the applicable shares of Common Stock; (iii) each warrant to purchase Legacy LanzaTech common stock that was outstanding and unexercised prior to the Effective Time and was not automatically exercised in full as described in clause (ii) was converted into a warrant to purchase shares of Common Stock, in which case (a) the number of shares underlying such New LanzaTech warrant was determined by multiplying the number of shares of Legacy LanzaTech capital stock subject to such warrant immediately prior to the Effective Time, by 4.374677 and (b) the per share exercise price of such New LanzaTech warrant was determined by dividing the per share exercise price of such Legacy LanzaTech warrant immediately prior to the Effective Time by 4.374677, except that in the case of a certain warrant issued by Legacy LanzaTech to ArcelorMittal XCarb S.à r.l on December 8, 2021, such exercise price is $10.00; and (iv) to the extent not converted in full immediately prior to the Effective Time, the Brookfield SAFE was assumed by New LanzaTech and is convertible into 5,000,000 shares of Common Stock. In addition, the accumulated dividends payable to the holders of Legacy LanzaTech preferred shares in connection with the share conversion based on the applicable conversion ratio at the Effective Time were settled by delivery of Common Stock.
Pursuant to the Merger Agreement, at the Effective Time, each Legacy LanzaTech option was converted into New LanzaTech options to purchase a number of shares of Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of Legacy LanzaTech common shares subject to such Legacy LanzaTech option multiplied by (ii) 4.374677. The exercise price of such New LanzaTech options is equal to the quotient of (a) the exercise price per share of such Legacy LanzaTech option in effect immediately prior to the Effective Time divided by (b) 4.374677 (and as so determined, this exercise price will be rounded up to the nearest full cent). Pursuant to the Merger Agreement, at the Effective Time, each Legacy LanzaTech RSA that was outstanding immediately prior to the Effective Time was converted into a New LanzaTech RSA on the same terms and conditions as were applicable to such Legacy LanzaTech RSA immediately prior to the Effective Time, except that such New LanzaTech RSA will relate to a number of shares of Common Stock equal to the number of Legacy LanzaTech common shares subject to such Legacy LanzaTech RSA, multiplied by 4.374677.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Business Prior to the Business Combination
As of December 31, 2022, the Company has neither engaged in any operations nor generated any revenues. All activity for the period from January 28, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“initial public offering”), described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the initial public offering and from changes in the fair value of its derivative warrant liabilities, if applicable.
The Company’s sponsor is AMCI Sponsor II LLC, a Delaware limited liability company (the “Sponsor”).
The registration statement for the Company’s initial public offering was declared effective on August 3, 2021 (the “effective date”). On August 6, 2021, the Company consummated its initial public offering (the “initial public offering”) of 15,000,000 units (the “units”). Each unit consists of one Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), and one-half of one redeemable warrant of the Company (the “warrant”), each whole warrant entitling the holder thereof to purchase one Class A common stock for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $150,000,000, which is discussed in Note 3.
Simultaneously with the closing of the initial public offering, the Company completed the private sale of an aggregate of 3,500,000 warrants (the “private placement warrants”) to the Sponsor at a purchase price of $1.00 per private placement warrant, generating gross proceeds to the Company of $3,500,000. The private placement warrants are identical to the warrants sold in the initial public offering, except that the private placement warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of such private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sales.
As the initial public offering includes two instruments, Class A common stock and warrants, and as the warrants are classified as a financial liability, it is necessary to allocate the gross proceeds between Class A common stock and warrants. The Company adopted the residual method to allocate the gross proceeds between Class A common stock and warrants based on their relative fair values. The gross proceeds were first allocated to the fair value of the warrants and the residual amount was allocated to the Class A common stock. The percentage derived from this allocation was used to allocate the deferred offering costs between Class A common stock and warrants. Issuance costs allocated to the warrants were expensed to the Company’s statement of operations.
Transaction costs of the initial public offering amounted to $13,782,542 and consisted of $1,500,000 of underwriting discount, $5,250,000 of deferred underwriting discount, $6,509,758 in fair value of Class B common stock issued to Anchor Investors, and $522,784 of other offering costs.
A total of $150,000,000 was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “trust account”).
The shares of common stock subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the initial public offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with those of another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “IR Act”), which, among other things, imposes a new 1% U.S. federal excise tax on certain repurchases of stock by “covered corporations” (which include publicly traded domestic (i.e., U.S.) corporations) beginning in 2023, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. Because we are a Delaware corporation and our securities are trading on Nasdaq, we are a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury has authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the Excise Tax. It is uncertain whether, and/or to what extent, the Excise Tax could apply to any repurchase by us of our common stock or in the event of our liquidation, in each instance after December 31, 2022, including any redemptions in connection with an initial business combination or in the event we do not consummate an initial business combination by August 6, 2023.
Liquidity and Capital Resources
As of December 31, 2022, the Company had approximately $7,000 in its operating bank account and a working capital deficit of approximately $5.9 million.
The Company’s liquidity needs up to December 31, 2022 have been satisfied through a contribution of $25,000 from the Sponsor to cover for certain offering costs in exchange for the issuance of Founder Shares, and a loan and advances from the Sponsor pursuant to the Note (as defined in Note 4). Subsequent to the initial public offering, net

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
proceeds from the private placement of $0.9 million were placed in the operating account for working capital purposes. In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). On March 28, 2022, the Company entered into a non interest-bearing Working Capital Loan with its Sponsor for the principal amount of up to $1.5 million. As of December 31, 2022 and 2021, there were no amounts outstanding under any Working Capital Loan.
In connection with the execution of the Merger Agreement, AMCI entered into subscription agreements (as amended on December 7, 2022, the “Initial Subscription Agreements”) with certain investors (the “Initial PIPE Investors”). AMCI entered into additional subscription agreements with certain institutional and accredited investors (the “PIPE Investors”) on October 8, 2022 (as amended on December 7, 2022) and February 6, 2022 (collectively, the “PIPE Subscription Agreements” and together with the subscription agreement between AMCI and ArcelorMittal, the “Subscription Agreements”). Pursuant to the Subscription Agreements, the PIPE Investors purchased an aggregate of 18,500,000 shares of common stock in a private placement at a price of $10.00 per share for an aggregate purchase price of $185 million (the “PIPE Investment”). Such aggregate number of shares and aggregate purchase price include 3,000,000 shares of common stock issued to ArcelorMittal pursuant to the AM SAFE with Legacy LanzaTech, as a result of which such PIPE Investor entered into a Subscription Agreement prior to the closing of the Business Combination. The PIPE Investment was consummated in connection with the consummation of the Business Combination. Upon closing of the Business Combination, the Company retained approximately $153 million net of transaction expenses as working capital.
Upon closing of the Business Combination, the Company’s immediate sources of liquidity include cash generated from operations, accounts receivable, and existing credit facilities of LanzaTech. Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through one year from this filing.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of December 31, 2022 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2022 and 2021.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the trust account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the trust account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the trust account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the trust account are determined using available market information.
Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement,” equal or approximate the carrying amounts represented in the consolidated balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:
•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets; and
•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Offering Costs Associated with Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the initial public offering that were directly related to the initial public offering. Offering costs were allocated to the separable financial instruments issued in the initial public offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
common stock issued were charged against the carrying value of the shares of Class A common stock upon the completion of the initial public offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Shares Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of the initial public offering, 15,000,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s consolidated balance sheets.
Under ASC 480-10-S99, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of the reporting period. This method would view the end of the reporting period as if it were also the redemption date of the security. Effective with the closing of the initial public offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.
Derivative Financial Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The public warrants and the private placement warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised. The initial fair value of the public warrants issued in connection with the initial public offering was estimated using a Monte-Carlo simulation model and the initial fair value of the private placement warrants was estimated using a Black-Scholes option pricing model. The fair value of the public warrants as of December 31, 2022 and 2021 is based on observable listed prices for such warrants. The fair value of the private placement warrants as of December 31, 2022 and 2021 is determined using a Black-Scholes option pricing model. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in period, disclosure and transition. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) Per Share of Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Prior to the closing of the Business Combination, the Company had two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.
The calculation of diluted net income (loss) does not consider the effect of the warrants underlying the units sold in the initial public offering and the private placement warrants to purchase an aggregate of 11,000,000 shares of Class A common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	For the Year Ended December 31, 2022		For the period from January 28, 2021 (inception) through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common share:
Numerator:
Allocation of net income (loss)	$(1,086,757)	$(271,689)	$25,974	$20,764

Denominator:
Basic and diluted weighted average common shares outstanding	15,000,000	3,750,000	4,690,909	3,750,000
Basic and diluted net income (loss) per common share	$(0.07)	$(0.07)	$0.01	$0.01
Recent Accounting Pronouncements
In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU amends ASC 820 to clarify that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. The ASU applies to both holders and issuers of equity and equity-linked securities measured at fair value. The amendments in this ASU are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
yet been issued or made available for issuance. The Company is still evaluating the impact of this pronouncement on the consolidated financial statements.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering
On August 6, 2021, the Company consummated its initial public offering of 15,000,000 units, at an offering price of $10.00 per unit, generating gross proceeds of $150.0 million, and incurring offering costs of approximately $13.8 million, inclusive of $1.5 million of underwriting discount, approximately $5.3 million in deferred underwriting commissions, approximately $6.5 million in fair value of Class B common stock issued to Anchor Investors, and approximately $0.5 million in other offering costs. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). Certain qualified institutional buyers or institutional accredited investors (the “Anchor Investors”) purchased 15,480,000 units in the initial public offering. None of the Anchor Investors are affiliated with any member of the Company’s management.
The underwriters had a 45-day option from the date of the underwriting agreement (August 3, 2021) to purchase up to an additional 2,250,000 units to cover over-allotments. On September 17, 2021, the over-allotment option expired unexercised, resulting in 562,500 shares of Class B common stock that were subject to forfeiture to be forfeited.

Note 4 — Related Party Transactions
Founder Shares
On January 29, 2021, the Sponsor paid $25,000, or approximately $0.005 per share, to cover certain offering costs in consideration for 5,031,250 shares of Class B common stock, par value $0.0001. In March 2021, the Sponsor transferred all of the founder shares it held to members of the Company’s board of directors, management team, and persons or entities affiliated with AMCI Group (the “initial shareholders”). Such shares were fully paid. On May 14, 2021, the Sponsor surrendered 718,750 founder shares to the Company for no consideration, resulting in the Sponsor owning 4,312,500 founder shares. Up to 562,500 of the founder shares will be forfeited depending on the extent to which the underwriters’ over-allotment is exercised. On September 17, 2021, the over-allotment option expired unexercised, resulting in 562,500 of the founder shares being forfeited.
In exchange for the Anchor Investors’ participation in the initial public offering as described in Note 3, the Sponsor sold a total of 780,000 founder shares to the Anchor Investors. The Company determined that the fair value of these founder shares was approximately $6.5 million (or approximately $8.35 per share) using a Monte Carlo simulation. The Company recognized the excess fair value of these founder shares, over the price sold to the Anchor Investors, as an expense of the initial public offering resulting in a charge against the carrying value of Class A common stock subject to possible redemption.
The initial stockholders have agreed not to transfer, assign or sell any of their founder shares and any Class A common stocks issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Company’s initial business combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “Lock-up”). Any permitted transferees will be subject to the same restrictions and other agreements of the company’s initial stockholders with respect to any founder shares. Notwithstanding the foregoing, the founder shares will be released from the Lock-up if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the company’s initial business combination.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Private Placement
Simultaneously with the closing of the initial public offering, the Company’s Sponsor has purchased an aggregate of 3,500,000 private placement warrants, each exercisable to purchase one Class A common stock at $11.50 per share, at a price of $1.00 per warrant, or $3,500,000 in the aggregate.
The private placement warrants will not be redeemable by the Company so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the initial public offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the initial public offering.
If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the initial public offering.
Related Party Loans and Advances
On January 29, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the initial public offering (“Note”). This loan was non-interest bearing, unsecured and payable upon the closing of the initial public offering. In addition to the Note, the Sponsor of the Company also paid certain administrative expenses and offering costs on behalf of the Company. These advances were due on demand and were non-interest bearing. The Company repaid the note payable and advances in exchange for the issuance of private placement warrants.
In addition, in order to finance transaction costs in connection with an intended business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest basis (“Working Capital Loans”). If the Company completes the initial business combination, it will repay the Working Capital Loans. In the event that the initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay the Working Capital Loans but no proceeds from the trust account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. Except as set forth above, the terms of Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.
Administrative Service Fee and Reimbursements
Subsequent to the closing of the initial public offering, the Company will pay its Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the management team. Upon completion of the initial business combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, the Company incurred $120,000 and $50,000 of such fees, respectively, included as general and administrative fees — related party on the accompanying statements of operations. As of December 31, 2022 and 2021, approximately $120,000 and $50,000, respectively, of such fees are included as due to related party on the accompanying consolidated balance sheets.
The Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, directors, officers or directors of the Company, or any of their affiliates. As of December 31, 2022 and 2021, there were approximately

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
$1.4 million and $0, respectively, of such fees included as due to related party on the accompanying consolidated balance sheets.

Note 5 — Commitments and Contingencies
Registration Rights
Prior to the consummation of the Business Combination, the holders of the (i) founder shares, which were issued in a private placement prior to the closing of the initial public offering, (ii) private placement warrants, which were issued in a private placement simultaneously with the closing of the initial public offering and the shares of Class A common stock underlying such private placement warrants and (iii) private placement warrants that may be issued upon conversion of Working Capital Loans had registration rights to require the Company to register a sale of any of its securities held by them prior to the consummation of the initial business combination pursuant to a registration rights agreement which was signed on the effective date of the initial public offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial business combination. The Company would bear the expenses incurred in connection with the filing of any such registration statements. In addition, the Anchor Investors would, upon receipt of their founder shares, execute a registration rights agreement with respect to their founder shares. These registration rights terminated in connection with the consummation of the Business Combination.
In connection with the consummation of the Business Combination, AMCI, the Sponsor, Legacy LanzaTech, and certain of the Legacy LanzaTech stockholders and AMCI stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, such stockholders were granted certain registration rights with respect to certain securities held by them.
In addition, the Registration Rights Agreement provides that the Sponsor, then-holders of all outstanding shares of the Company’s Class B common stock, and certain holders of shares of Legacy LanzaTech capital stock will be subject to certain restrictions on transfer with respect to their shares of common stock and LanzaTech warrants. Such restrictions will end (i) with respect to the Sponsor and the holders of the Company’s Class B common stock, on the earlier of (a) the date that is one year following the closing of the Business Combination, (b) such date upon which the closing price per share of common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 day trading period commencing at least 150 days after the closing of the Business Combination and (c) the date on which LanzaTech completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Business Combination that results in all of LanzaTech’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) with respect to the holders of shares of Legacy LanzaTech capital stock, on the date that is six months following the closing of the Business Combination.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the underwriting agreement to purchase up to an additional 2,250,000 units to cover over-allotments, if any. On September 17, 2021, the over-allotment option expired unexercised, resulting in the forfeiture of 562,500 shares of founder shares.
The underwriters were paid an underwriting discount of 1% of the gross proceeds of the initial public offering, or $1,500,000. Additionally, in connection with the initial public offering, the Company agreed to pay the underwriters a deferred underwriting fee of 3.5% of the gross proceeds, or $5,250,000, of the initial public offering upon the completion of the Company’s initial business combination. On September 29, 2022, as discussed further below, Evercore Group L.L.C., (“Evercore”) the representative of the underwriters of the initial public offering, waived its deferred underwriting fee that accrued from its participation in the initial public offering. The Company recognized approximately $4.9 million of the commissions waiver as a reduction to additional paid-in capital in the statements of changes in stockholders’ deficit for the year ended December 31, 2022, as this portion represents an extinguishment of deferred underwriting commissions on public shares which was originally recognized in accumulated deficit. The remaining balance of approximately $172,000 is recognized as a gain from extinguishment

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
of deferred underwriting commissions on public shares in the consolidated statements of operations, which represents the original amount expensed in the Company’s initial public offering.
On September 27, 2022 and September 29, 2022, the Company received notice and a formal letter, respectively, from Evercore Group, L.L.C., an underwriter in the Company’s initial public offering, advising that it had, among other things, (i) resigned from and ceased or refused to act in, its roles as co-placement agent, co-capital markets advisor and exclusive financial advisor to the Company in connection with the Merger and as underwriter in the Company’s initial public offering and (ii) waived its right to receive an aggregate of $13,050,000 in fees, all of which were contingent upon and payable upon the closing of the Merger, consisting of $500,000 for its role as co-placement agent, $7,500,000 for its role as exclusive financial advisor and $5,050,000 of deferred underwriting fees accrued from its participation in the Company’s initial public offering, as well as any expense reimbursements owed to it under those arrangements.

Note 6 — Class A Common Stock Subject to Possible Redemption
The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 15,000,000 shares of Class A common stock outstanding subject to possible redemption and are classified outside of permanent equity in the balance sheet.
The Class A common stock subject to possible redemption reflected on the balance sheets is reconciled in the following table:

Gross proceeds	$150,000,000
Less:
Amount allocated to public warrants	(5,100,000)
Class A common stock issuance costs	(13,306,092)
Plus:
Accretion of carrying value to redemption value	18,406,092
Class A common stock subject to possible redemption, December 31, 2021	$150,000,000
Subsequent remeasurement of Class A common stock subject to possible redemption	1,113,633
Class A common stock subject to possible redemption, December 31, 2022	$151,113,633
Note 7 — Stockholders’ Deficit
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and provides that shares of preferred stock may be issued from time to time in one or more series. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. As of December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 15,000,000 shares of Class A common stock issued and outstanding, all of which were subject to possible redemption and are classified as temporary equity (see Note 6).
Class B Common Stock — The Company is authorized to issue 20,000,000 Class B common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 3,750,000 shares of Class B common stock issued and outstanding (see Note 4).

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as required by law. Unless specified in the Company’s amended and restated certificate of incorporation, or as required by applicable provisions of the Delaware General Corporation Law (“DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by its stockholders.
The Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided in the Amended and Restated Certificate of Incorporate. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Note 8 — Warrants
As of December 31, 2022 and 2021, in connection with the initial public offering, the Company has 7,500,000 public warrants and 3,500,000 private placement warrants outstanding.
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The warrants will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company do not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummate the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Fair Value Measurement
The following table presents information as of December 31, 2022 and 2021 about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy:
December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in trust account	$152,296,551	$—	$—
Liabilities:
Derivative liabilities – public warrants	$1,800,000	$—	$—
Derivative liabilities – private placement warrants	$—	$—	$840,370
December 31, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in trust account	$150,006,015	$—	$—
Liabilities:
Derivative liabilities – public warrants	$3,825,000	$—	$—
Derivative liabilities – private placement warrants	$—	$—	$1,785,000
Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. The estimated fair value of public warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement, when the public warrants were separately listed and traded in September 2021. There were no other transfers between levels in the year ended December 31, 2022 and in the period from January 28, 2021 (inception) through December 31, 2021.
Level 1 assets include investments in mutual funds invested in U.S. government securities and derivative warrant liabilities (public warrants). The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
For periods where no observable traded price is available, the fair value of the public warrants has been estimated using a Monte-Carlo simulation model and the private placement warrants has been estimated using a Black-Scholes option pricing model. For periods subsequent to the detachment of the public warrants from the units, the fair value of the public warrants is based on the observable listed price for such warrants. The estimated fair value of the public and private placement warrants, prior to the public warrants being traded in an active market, was determined using Level 3 inputs. Inherent in a Monte-Carlo simulation and Black-Scholes option pricing model are assumptions related to the unit price, expected volatility, risk-free interest rate, term to expiration, and dividend yield. The unit price is based on the publicly traded price of the units as of the measurement date. The Company estimated the volatility for the public and private placement warrants based on the implied volatility from the traded prices of warrants issued by other special purpose acquisition companies. The risk-free interest rate is based on interpolated U.S. Treasury rates, commensurate with a similar term to the public and private placement warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. Finally, the Company does not anticipate paying a dividend. Any changes in these assumptions can change the valuation significantly.
For the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, the Company recognized a change to the statement of operations resulting from a decrease (increase) in

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
the fair value of liabilities of approximately $3.0 million and $1.9 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of December 31, 2022	As of December 31, 2021
Exercise price	$11.50	$11.50
Volatility	5.2%	9.6%
Stock price	$9.98	$9.66
Remaining term (years)	5.09	5.75
Risk-free rate	3.91%	1.32%
The change in the fair value of the derivative warrant liabilities, measured using Level 3 inputs, for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021 is summarized as follows:

Derivative warrant liabilities at January 28, 2021 (inception)	$—
Issuance of Public and Private Warrants	7,515,000
Transfer of Public Warrants to Level 1	(5,100,000)
Change in fair value of derivative liabilities	(630,000)
Derivative warrant liabilities at December 31, 2021	1,785,000
Change in fair value of derivative liabilities	944,630
Derivative warrant liabilities at December 31, 2022	$840,370
Note 10 — Income Taxes
The Company files income tax returns in the U.S. federal and Connecticut jurisdictions and is subject to examination. The income tax provision consists of the following:

	For the Year Ended December 31, 2022	For the Period from January 28, 2021 (inception) through December 31, 2021
Current
Federal	$309,320	$—
State	—	—
Deferred
Federal	(15,220)	(290,181)
State	—
Valuation allowance	15,220	290,181
Income tax provision	$309,320	$—

LANZATECH GLOBAL, INC.
(FORMERLY KNOWN AS AMCI ACQUISITION CORP. II)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Company’s net deferred tax assets are as follows:

	December 31,
	2022	2021
Deferred tax assets:
Start-up/Organization costs	$305,401	$210,307
Net operating loss carryforwards	—	79,874
Total deferred tax assets	305,401	290,181
Valuation allowance	(305,401)	(290,181)
Deferred tax asset, net of allowance	$—	$—
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, the valuation allowance was$305,401 and $290,181, respectively. As of December 31, 2021, the Company had $380,351 of U.S. federal net operating loss carryovers, which do not expire, available to offset future taxable income. As of December 31, 2022, the net operating loss carryovers were fully utilized. As such there were no federal net operating loss carryovers to offset future taxable income.
There were no unrecognized tax benefits as of December 31, 2022 and 2021. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	For the Year Ended December 31, 2022	For the Period from January 28, 2021 (inception) through December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of derivative warrant liabilities	59.4%	(855.9)%
Offering costs allocated to derivative warrant liabilities	0.0%	214.0%
Gain from settlement of deferred underwriting commissions	3.4%	—%
Capitalized merger costs	(111.9)%	—%
Change in valuation allowance	(1.5)%	620.9%
Income tax expense	(29.5)%	0.0%

Note 11 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the consolidated financial statements were issued. Based upon this review, except as noted in Note 1, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.